UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2008

ARKANOVA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-51612	68-0542002
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

2441 High Timbers Drive Suite 120
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-298-9555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐    Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐    Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

See the disclosure set out under Item 2.03 below.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 5, 2009, our wholly owned subsidiary, Arkanova Acquisition Corporation (“Acquisition”), entered into a Loan Consolidation Agreement and a Note Purchase Agreement with Aton Select Funds Limited (“Aton”) which were effective as of October 1, 2009, and pursuant to which Acquisition issued a $12,000,000 promissory note in exchange for the loan by Aton to it of an additional $1,168,729.17 (the “Additional Loan”), plus the cancellation of the following Promissory Notes:

(i)                                     Promissory Note to Aton dated September 3, 2008, in the original principal amount of $9,000,000.00 (the “$9 Million Note”);

(ii)                                  Promissory Note to Aton dated April 29, 2009, in the original principal amount of $600,000; and

(iii)                               Promissory Note to Aton dated July 14, 2009, in the original principal amount of $412,500.

The promissory note bears interest at the rate of 6% per annum, is due and payable on September 30, 2011, and is secured by a pledge of all of Acquisition’s interest in its wholly owned subsidiary, Provident Energy Associates of Montana, LLC (“Provident”).  Provident is the owner of all of our oil and gas asset located in Montana.  Interest on the promissory note is payable 10 days after maturity in shares of our common stock.  The number of shares of our common stock payable as interest on the promissory note will be determined by dividing $720,000 by the average stock price for our common stock over the 15 business day period immediately preceding the date on which the promissory note matures.

As additional inducement to Aton to make the Additional Loan and to consolidate the existing loans under a new promissory note, Acquisition delivered 821,918 shares of our common stock to Aton in payment of half of the unpaid interest due under the existing loans and agreed to pay deliver to Aton on the first anniversary of of the execution of Note Purchase Agreement by the Aton such number of shares of our unregistered common stock as shall be determined by dividing $240,000 (i.e., the remaining amount of unpaid interest due under the existing loans) by the average stock price for our common stock over the 15 business day period immediately preceding such first anniversary date.  Acquisition also delivered to Aton an additional 900,000 shares of our common stock in order to honor its obligation under the Note Purchase Agreement relating to the $9 Million Note to deliver such number of shares to Aton for making the original loan of $9,000,000 evidenced by the $9 Million Note.

Item 9.01.  Financial Statements And Exhibits.

(d)           Exhibits.  The following exhibit has been filed as a part of this Current Report:

Exhibit Number	Description of Exhibit

10.1	Loan Consolidation Agreement dated as of October 1, 2009, between Arkanova Acquisition Corporation and Aton Select Funds Limited.

10.2	Note Purchase Agreement dated as of October 1, 2009, between Arkanova Acquisition Corporation and Aton Select Funds Limited.

10.3	Promissory Note dated October 1, 2009, of Arkanova Acquisition Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANOVA ENERGY CORPORATION

	By:	/s/ Pierre Mulacek
	Its:	Chief Executive Officer

DATED: October 7, 2009